Alliance Bancorp of New England, Inc. Announces First Quarter Earnings, Dividend and Three-For-Two Stock Split

April 28 -- Alliance Bancorp of New England, Inc. reported a 34% increase in net income to $602 thousand for the first quarter ended March 31, 1998 compared to net income of $450 thousand in last year's first quarter ($.35 vs. $.28 on a per share basis fully diluted).

The Company announced that the Board of Directors also approved a three-for-two split of the common stock of Alliance Bancorp of New England, to be effected as a stock dividend payable on May 26, 1998 to shareholders of record as of May 12, 1998.

The directors also retained the quarterly dividend at five cents per share (based on pre-split shares) also payable on May 26, 1998 to shareholders of record as of May 12, 1998.

President Joseph Rossi said, "We are pleased that the progress of the Company allows us to declare this stock split. This is the second year in a row that Alliance has declared a stock split. For those shareholders who have been with us since last June, the two splits together have resulted in a doubling in the number of their shares."

Improved earnings in the quarter were attributable to both higher net interest income and investment security gains. Interest income benefited from an 8.4% increase in loan interest income due to loan growth. Investment gains reflected an ongoing process of active investment portfolio management which has increased the overall yield, as well as realizing the benefits of the strongly improving market valuations.

As in earlier quarters, revenue gains offset additions to the allowance for loan losses, which grew to $3.1 million at March 31, 1998, representing 1.96% of loans outstanding. The allowance measured 141% of nonperforming loans; this ratio was unchanged from year-end 1997.

Non-interest expense remained relatively unchanged or decreased in most major categories, due to ongoing cost containment. Total expense increased from the first quarter of 1997 due primarily to problem asset expense recoveries which were recorded in 1997.

At March 31, the Company had total assets of $247.3 million, $10.0 million (4.2%) higher than a year ago. Total deposits were $220.7 million, up
$12.0 million (5.7%) from a year earlier. Shareholders' equity increased 23.3% from a year earlier to $19.7 million, representing a book value per share of $11.86. The Company's capital remained in excess of all regulatory requirements.

Alliance Bancorp of New England, Inc. (Amex: ANE) is the holding company for Tolland Bank, a Connecticut-chartered savings bank serving Tolland County and the surrounding communities.


                    ALLIANCE BANCORP OF NEW ENGLAND, INC.
                  CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS

                                             Three Months Ended
                                                  March 31,
                                     1998                    1997
    Operating Data ($000 omitted)

    Net Interest Income            $2,088                  $1,961
    Provision for Loan Losses         145                      74
    Total Non-Interest Income         682                     260
    Total Non-Interest Expense      1,744                   1,577
    Net Income                        602                     450

    Basic Earnings Per Share        $0.36                   $0.29
    Diluted Earnings Per Share      $0.35                   $0.28

    Average Basic Shares        1,660,517               1,563,109
    Average Diluted Shares      1,720,051               1,590,677

    Key Ratios (Annualized)

    Net Interest Spread
     (Fully Taxable Equivalent)     3.26%                   3.44%

    Net Interest Margin
     (Fully Taxable Equivalent)     3.83%                   3.90%

    Return on Assets                1.00%                   0.80%

    Return on Equity               13.13%                  11.40%

    Equity % Assets
     - Period End                   7.97%                   6.73%

    Book Value Per Share
     - Period End                   11.86                   10.22


                    ALLIANCE BANCORP OF NEW ENGLAND, INC.
                  CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
                       (in thousands except share data)

                                             Three Months Ended
                                                  March 31,
                                     1998                    1997

    Interest on loans              $3,188                  $2,940
    Interest on other
     earning assets                 1,164                   1,111
    Total interest income           4,352                   4,051

    Interest on deposits            2,205                   2,011
    Interest on borrowings             59                      79
    Total interest expense          2,264                   2,090

    Net interest income             2,088                   1,961

    Provision for loan losses         145                      74

    Net interest income
     after provision                1,943                   1,887

    Service charges and fees          247                     260
    Gain on securities, net           435                       0
    Gain on assets, net                 0                       0
    Total non-interest income         682                     260

    Compensation and benefits         877                     871
    Occupancy                         154                     158
    Equipment & data processing       219                     230
    Other expense                     494                     318
    Total non-interest expense      1,744                   1,577

    Income before income taxes        881                     570

    Income tax expense                279                     120

    Net income                       $602                    $450

    Basic earnings per share        $0.36                   $0.29
    Diluted earnings per share      $0.35                   $0.28


                    ALLIANCE BANCORP OF NEW ENGLAND, INC.
                   CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                (In thousands)

                                    March 31,   December 31,      March 31,
    Assets                             1998            1997          1997

    Cash and due from banks          $5,961          $6,652        $6,039
    Short-term investments           19,980          14,765         6,101
    Total cash and cash equivalents  25,941          21,417        12,140

    Securities available for sale    39,107          43,729        51,785

    Securities held to maturity      19,331          19,949        20,511

    Residential mortgage loans       40,766          39,319        40,934
    Commercial mortgage loans        46,001          45,511        38,727
    Consumer loans                   29,712          29,504        25,276
    Other commercial loans           20,235          18,270        15,518
    Government guaranteed loans      21,668          24,846        25,716
    Total loans                     158,382         157,450       146,171
    Less: Allowance for loan losses (3,100)         (3,000)       (2,850)
    Net loans                       155,282         154,450       143,321

    Premises and equipment, net       4,086           4,151         4,332
    Foreclosed assets, net              769             617           955
    Other assets                      2,821           2,816         4,267

    Total assets                   $247,337        $247,129      $237,311

    Liabilities and Equity
    Demand deposits                 $20,268         $21,918       $17,839
    NOW deposits                     20,430          22,260        19,720
    Money market deposits            18,715          15,447         5,687
    Savings deposits                 34,333          34,677        37,673
    Time deposits                   126,977         127,431       127,813
    Total deposits                  220,723         221,733       208,732

    Borrowings                        5,708           5,739        11,895
    Other liabilities                 1,197             854           704
    Total liabilities              $227,628        $228,326      $221,331

    Common stock (Par value $.01)        16              16            12
    Additional paid-in capital       11,306          11,073        10,476
    Net unrealized gain (loss)
     on securities                      796             643         (234)
    Retained earnings                 7,591           7,071         5,726
    Total shareholders' equity       19,709          18,803        15,980

    Total liabilities
     and shareholders' equity      $247,337        $247,129      $237,311